EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger is made as of February 10, 2000 (this "Agreement"), by and among KEY TECHNOLOGY, INC., an Oregon corporation ("Parent"), KTC ACQUISITION CORP., an Oregon corporation ("Sub"), and ADVANCED MACHINE VISION CORPORATION, a California corporation ("AMVC" or "Company").

                                    RECITALS

     A. The authorized capital stock of Parent consists of 5 million shares of Series Preferred Stock, $.01 par value, of which 15,000 shares have been designated as Series A Junior Participating Preferred Stock, none of which are issued and outstanding, and 15 million shares of Common Stock ("Parent Common Stock"), $.01 par value, of which 4,716,460 shares were issued and outstanding on the close of business on December 31, 1999.

     B. The authorized capital stock of Sub consists of 100 shares of Common Stock, $.001 par value ("Sub Common Stock"), all of which are issued and outstanding.

     C. The  authorized  capital  stock of the  Company  consists  of 60 million shares of Common Stock, without par value ("Company Common Stock" or the "Shares"), of which 12,921,884 shares of Class A Common Stock and 47,669 shares of Class B Common Stock were issued and outstanding at the close of business on December 31, 1999 and 3,217,529 additional shares were subject to issuance pursuant to outstanding stock options or warrants ("Company Options") outstanding, and 3 million shares of Preferred Stock, of which 400,000 shares have been designated as Series A Junior Participating Preferred Stock, none of which are issued and outstanding, and 119,106 shares of Series B Preferred Stock which were issued and outstanding on December 31, 1999.

     D. All of the issued and outstanding shares of Sub Common Stock are owned by Parent.

     E. The respective Boards of Directors of Parent, Sub and the Company deem it advisable and in the best interests of their respective stockholders that Sub shall merge into the Company pursuant to the articles and certificate of merger attached hereto as Exhibit A (the "Articles of Merger") and the applicable provisions of the laws of the States of Oregon and California and have, by resolutions duly adopted, approved the principal terms of such merger which are herein set forth, and Sub and the Company have directed that the principal terms of such merger be submitted to their respective stockholders for approval.

     F. The parties desire to state the terms and conditions of such merger, the mode of carrying the same into effect, the consideration which the holders of Company Common Stock, Company Options, Company Series B Stock and Sub Common Stock are to receive in exchange for such shares upon the merger and such other details and provisions as are deemed necessary or desirable.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

     1. Definitions.

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Accounts Receivable" -- as defined in Section 3.8.

     "Affiliate" -- as defined by the Commission.

     "Agreement" -- as defined in the first paragraph of this Agreement.

     "Applicable Contract" -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it are or may become bound.

     "Articles of Merger" -- as defined in the Recitals of this Agreement.

     "Balance Sheet" -- as defined in Section 3.4.

     "Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Breach" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "CCL" -- as defined in Section 2.1.

     "Closing" -- as defined in Section 2.3.

     "Closing Date" -- as defined in Section 2.3.

     "Commission" -- the United States Securities and Exchange Commission.

     "Company" -- as defined in the first paragraph of this Agreement. Unless otherwise indicated herein, the term "Company" includes in all instances the Company and all of its subsidiaries, including without limitation SRC Vision, Inc. and Ventek, Inc.

     "Company Common Stock" -- as defined in the Recitals of this Agreement.

     "Company Options" -- as defined in the Recitals of this Agreement.

     "Company Series B Stock" -- the Company's Series B Preferred Stock.

     "Company Stock Rights Plan" - The stock rights plan set forth in the Rights Agreement entered into with American Stock Transfer and Trust Company dated February 27, 1998.

     "Consent"  --  any  approval,  consent,  ratification,   waiver,  or  other
authorization (including any Governmental Authorization).

     "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including:

          (a) the Merger;

          (b) the performance by Parent, Sub, Company and the Surviving Stockholders of their respective covenants and obligations under this Agreement; and

          (c) Parent's acquisition and exercise of control over the Company.

     "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Conversion Ratio" -- as defined in Section 2.5(a)(i).

     "Copyrights" -- as defined in Section 3.21(a)(iii).

     "Disclosure Letter" -- the disclosure letter referenced in Section 3 and to be delivered by the Company to Parent concurrently with the execution of this Agreement.

     "Dissenting Share" -- means any share of Company Common Stock which any Stockholder who has exercised his or her dissenter's rights under the CCL holds of record.

     "Effective Time" -- as defined in Section 2.2.

     "Employee Benefit Plan" -- as defined in Section 3.12(b)(i).

     "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air
(including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law, Occupational Safety and Health Law or any other Legal Requirement and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

     "Environmental Law" -- as defined in Section 3.18.

     "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA Affiliate" -- as defined in Section 3.12.

     "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, or structures currently or formerly owned or operated by the Company.

     "Financial Statements" -- as defined in Section 3.4.

     "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

     "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) Federal, state, local, municipal, foreign, or other government;

          (c)  governmental  or  quasi-governmental   authority  of  any  nature
     (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

          (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

     "Hazardous Materials" -- as defined in Section 3.18.

     "Intellectual Property Assets" -- as defined in Section 3.21(a).

     "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

     The Company will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of the Company has Knowledge of such fact or other matter.

     "Legal   Requirement"   --  any  federal,   state,   local,   or  municipal
administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Marks" -- as defined in Section 3.21(a)(i).

     "Material Adverse Change" -- a material adverse change in the business, operations, properties, assets or condition of the Company.

     "Material Adverse Effect" -- something that has caused or would be likely to cause a Material Adverse Change.

     "Merger" -- as defined in Section 2.1.

     "Multiemployer Plan" -- as defined in Section 3.12(b)(i).

     "Nasdaq" -- the National Association of Securities Dealers Automated Quotation System.

     "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order"  -- any  award,  decision,  injunction,  judgment,  order,  ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is substantially consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Parent's Advisors" -- as defined in Section 5.1.

     "Parent Disclosure Letter" -- as defined in Section 4.

     "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan" -- as defined in Section 3.12.

     "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Related Person" -- with respect to a particular individual:

          (a) each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c)  any  Person  in  which  such   individual   or  members  of  such
     individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any  Person  that  holds a  Material  Interest  in such  specified
     Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any  Person  in  which  such  specified  Person  holds a  Material
     Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related  Person of any  individual  described in clause (b) or
     (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

     "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Rights in Mask Works" -- as defined in Section 3.21.

     "Securities Act" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Series B Preferred" -- as defined in Section 2.5.

     "Shares" -- as defined in the Recitals of this Agreement.

     "Stockholder" -- any Person who owns at the relevant time one or more of the Shares.

     "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Tax" -- any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Trade Secrets" -- as defined in Section 3.21(a)(v).

     "Transfer Agent" - the Parent's transfer agent as of the Effective Time.

     "Warrant" - as defined in Section 2.5.

     "Welfare Plan" -- as defined in Section 3.12(b)(i).

     "Wholly Owned Subsidiary" - as defined in Section 3.3.

     2. Merger and Effective Time; Articles of Incorporation; Bylaws; Directors and Officers; Conversion and Exchange of Shares.

          2.1 The Merger. At the Effective Time (as defined in Section 2.2 hereof), Sub shall be merged (the "Merger") into the Company, which shall be (and is hereinafter sometimes referred to as) the "Surviving Corporation." The corporate existence of the Company with all its rights, privileges, powers and franchises shall continue unaffected and unimpaired by the Merger, and as the Surviving Corporation it shall be governed by the laws of the State of California and succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of Sub in accordance with the Oregon Business Corporation Act (the "OBCA") and the California Corporation Law (the "CCL"). The separate existence and corporate organization of Sub shall cease at the Effective Time and thereupon the Company and Sub shall be a single corporation, the Company.

          2.2 Effective Time of the Merger. The Merger shall become effective at the time (the "Effective Time") of filing with the Oregon Secretary of State and the California Secretary of State of Articles of Merger in such form as is required by, and executed in accordance with, the applicable provisions of the OBCA and the CCL or at such later time as may be agreed to by Parent and the Company and specified in the Articles of Merger. The parties will cause the Articles of Merger to be filed with the Oregon Secretary of State and the California Secretary of State as soon as practicable after the Closing.

          2.3 Closing. On the same day as, but immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will take place for the purpose of confirming the satisfaction or waiver of the conditions set forth in Sections 7, 8 and 9 hereof. The Closing will take place as soon as practicable but not later than three business days after the satisfaction or waiver of the conditions set forth in such Sections (the date and time of the Closing being hereinafter referred to as the "Closing Date"), at the offices of Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, OR 97904-2099, unless another time or place is agreed to by the parties hereto.

          2.4 Articles of Incorporation; Bylaws; Directors and Officers.

               (a) Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to change Article III thereof to read in full as follows: "Authorized Stock. The total number of shares of stock which the corporation shall have the authority to issue is 100 shares of common stock, without par value." From and after the Effective Time, such Articles of Incorporation, as so amended, shall continue as the Articles of Incorporation of the Surviving Corporation, until amended as provided by law.

               (b) Bylaws. The Bylaws of the Company, as in effect at the Effective Time, shall continue to be the Bylaws of the Surviving Corporation, until altered, amended or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

               (c) Directors and Officers. The directors of the Surviving Corporation at and immediately following the Effective Time shall be Thomas C. Madsen and Gordon Wicher, to serve in accordance with the Bylaws of the Surviving Corporation. The officers of the Surviving Corporation at and immediately following the Effective Time shall be Thomas C. Madsen, President and Gordon Wicher, Secretary, to serve in accordance with the Bylaws of the Surviving Corporation.

          2.5 Conversion and Exchange of Shares. The manner and basis of converting at the Effective Time Company Common Stock into cash and shares of Parent's Series B Convertible Preferred Stock, $10.00 par value, having the rights and preferences set forth in the attached Exhibit 2.5A (the "Series B Preferred") with the attached redeemable Warrant to purchase shares of Parent's Common Stock in the form attached as Exhibit 2.5B, the exchange of certificates therefor, the manner and basis of converting the Company's Series B Stock into cash, and the manner and basis of converting Company Options outstanding at the Effective Time shall be as set forth herein.

               (a) Conversion of Shares.

                    (i) (A) Each share of Company Common Stock (both Class A and Class B) issued and outstanding immediately prior to the Effective Time (except Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $1.00 in cash and one-tenth of a share of Series B Preferred, with each share of Series B Preferred to be accompanied by a Warrant, redeemable at any time by the holder for $2.50 in cash and exercisable at any time to purchase .25 of a share of Parent's Common Stock at a price of $15.00 per share (such Series B Preferred shares and attached Warrants to be issued for each share of Company Common Stock constituting the "Conversion Ratio").

                         (B) Each  Dissenting  Share shall be converted into the
                    right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the CCL.

                         (ii) Each share of the Company Series B Preferred Stock
                    outstanding at the Effective Date will be converted into the right to receive $22.00 per share in cash.

                         (iii) Each share of Sub Common Stock issued and outstanding as of the Effective Time, shall, by virtue of the Merger and without any action on the part of Parent, the sole stockholder of Sub, be converted into one share of legally and validly issued, fully paid and nonassessable Common Stock, without par value, of the Surviving
                    Corporation. The stock certificate of Sub evidencing ownership of Sub Common Stock shall by virtue of the Merger evidence ownership of Common Stock of the Surviving Corporation.

                         (iv) In the  event  of any  stock  split,  combination,
                    reclassification, recapitalization, exchange, stock dividend or other distribution payable in Parent Common Stock with respect to shares of Parent Common Stock (or if a record date with respect to any of the foregoing should occur) during the period between the date of this Agreement and the Effective Time, then the Conversion Ratio will be appropriately adjusted to reflect such stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution.

          2.6 Exchange of Certificates; Payment. Series B Preferred and attached Warrants into which Company Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time. At the Closing, Parent shall deliver to the Transfer Agent certificates evidencing the number of shares of Series B Preferred and attached Warrants to which that Stockholder is entitled under Section 2.5, together with the cash payment applicable thereto. The Company will cause to be delivered such transmittal letters, documents and instruments as Parent or Parent's transfer agent may reasonably request, each in form reasonably acceptable to Parent or such transfer agent. Parent shall also deliver to the Transfer Agent the payment to be made pursuant to Section 2.5(a)(ii) above with respect to any shares of Company Series B Stock outstanding on the Effective Date.

          2.7 No further Ownership Rights in Company Common Stock. All shares of Series B Preferred and attached Warrants issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof and the cash amount per share to be paid pursuant to Section 2.5 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and, on and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2, except that any validly issued shares of Company Common Stock presented for exchange after the Effective Time in excess of the number of shares of Common Stock represented to be outstanding under Section 3.3 as updated at the Closing will by virtue of the Merger be converted into the right to receive $.001 in cash per share.

          2.8 Cash in Lieu of Fractional Shares. No fractional shares of Series B Preferred shall be issued in the Merger but, in lieu of any such fractional shares, each Stockholder who would otherwise have been entitled to a fractional share of Series B Preferred will be paid an amount of cash (without interest) determined by multiplying such fractional amount by $10.00.

          2.9 Company Stock Options. All outstanding Company Options are listed by holder and amount on Schedule 2.9 hereto. All such options will have been exercised prior to Closing or will by virtue of the Merger be deemed cancelled.

          2.10 Dissenters' Rights. Any issued and outstanding Company Shares held by any Shareholder who, in accordance with California Law, dissents from the Merger (a "Dissenting Shareholder") and requires appraisal of such Dissenting Shareholder's shares ("Dissenting Shares") shall not be converted or cancelled as described elsewhere in this Section 2 but instead shall become the right to receive from the Surviving Corporation such consideration as may be determined to be due to such dissenting Shareholder pursuant to California Law; provided, however, that Dissenting Shares outstanding at the Effective Time and held by a Dissenting Shareholder who shall after the Effective Time withdraw such Dissenting Shareholder's demand for appraisal or lose such Dissenting Shareholder's right of appraisal as provided by California Law shall be deemed to be converted as of the Effective Time into the right to receive the consideration that would otherwise have been payable in respect thereof if no dissent had been made.

     3. Representations and Warranties of the Company.

     The Company hereby represents and warrants to Parent that, except as otherwise provided in the Disclosure Letter by reference in each instance to the specific subsection numbers of this Section 3:

          3.1 Organization and Good Standing.

               (a) Part 3.1 of the Disclosure Letter contains a complete and accurate description of the Company name, jurisdiction of incorporation and other jurisdictions in which it is authorized to do business. The Company is a corporation duly organized and validly existing under the laws of California, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except where any failure to so qualify would not have a Material Adverse Effect.

               (b) The Company has delivered to Parent correct and complete copies of its Organizational Documents, as currently in effect.

          3.2 Authority; No Conflict.

               (a) The Company has the requisite  corporate  power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and all other agreements and documents contemplated hereby and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and all other agreements and documents contemplated hereby or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's stockholders in accordance with the CCL and the Company's Articles of Incorporation). The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and the approving vote of any Company Series B Stock outstanding in compliance with the CCL is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and binding obligations of the Company.

               (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement by the Company nor the consummation or performance of any of the Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):

                    (i)  contravene,  conflict with, or result in a violation of
               (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                    (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Stockholder, or any of the assets owned or used by the Company, may be subject that would be likely to have a Material Adverse Effect;

                    (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                    (iv) cause Parent,  Sub or the Company to become subject to, or to become liable for the payment of, any material Tax;

                    (v) cause any of the assets owned by the Company to be reassessed or revalued in any material way by any taxing authority or other Governmental Body;

                    (vi) contravene,  conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract that would have a Material Adverse Effect; or

                    (vii) result in the  imposition  or creation of any material charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest or encumbrance upon or with respect to any of the assets owned or used by the Company.

     Except as set forth in Part 3.2 of the Disclosure Letter, the Company will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          3.3 Capitalization. The authorized equity securities of AMVC consist of 60 million shares of common stock, without par value, of which 12,870,000 shares are issued and outstanding and 3 million shares of Preferred Stock, of which 119,106 shares of Company Series B Stock are issued and outstanding. Schedule 2.9 sets forth all outstanding options or other rights to acquire any securities of the Company, together with the exercise prices therefor. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. Since January 1, 1994, none of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any applicable securities laws. The Company owns 100% of all of the outstanding securities, and there are no outstanding rights to acquire any securities, of Applied Laser Systems, Inc.; SRC Vision, Inc.; ARC Netherlands BV and Ventek, Inc. (the "Wholly Owned Subsidiaries"). All representations made in this Section 3 with respect to the Company are also made with respect to each Wholly Owned Subsidiary when taken in the context of having a Material Adverse Effect on the Company. Except as set forth in
     Part 3.3 of the Disclosure Letter, the Company does not own, and does not have any Contract to acquire, any equity securities or other securities of any Person (including any Subsidiary) or any direct or indirect equity or ownership interest in any other business.

          3.4 Financial Statements. Company has delivered to Parent: an audited balance sheet of the Company as at December 31, 1999 (the "Balance Sheet") and the related statements of income, stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Pricewaterhouse Coopers LLP, independent certified public accountants (such financial statements are collectively referred to herein as the "Financial Statements"). The Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the dates of and for the periods referred to therein, all in accordance with GAAP. The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

          3.5 Books and Records. Except as described in Part 3.5 to the Disclosure Letter, the books of account, minute books, stock record books, and other records of the Company specifically requested by Parent or its Representatives, all of which have been or prior to the Closing Date will be made available to Parent, are complete and correct in all material respects. Except as described in Part 3.5 to the Disclosure Letter, the minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing Date, all of those books and records will be in the possession of the Company.

          3.6 Title to Properties; Encumbrances. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein, if any, owned by the Company. Upon request, Company will deliver to Parent copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Company and relating to such property or interests. All material properties and assets reflected in the Balance Sheet are free and clear of all charges, claims, community property interests, conditions, equitable interests, liens, options, pledges, security interests and encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and which mortgages or security interests are listed and described in Part 3.6 of the Disclosure Letter, and (c) liens for current taxes not yet due.

          3.7 Condition and Sufficiency of Assets. As of the date of this Agreement, the buildings, plants, structures, and equipment of the Company are to the Company's Knowledge structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing Date in substantially the same manner as conducted prior to the Closing Date.

          3.8 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no material contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

          3.9 No Undisclosed Liabilities. Except as set forth in Part 3.9 of the Disclosure Letter, the Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements for the year ended December 31, 1999 and current liabilities incurred in the Ordinary Course of Business since the date thereof.

          3.10 Taxes.

               (a) Except as described in Part 3.10 of the Disclosure Letter, the Company has filed or caused to be filed all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. Part 3.10 of the Disclosure Letter contains a complete and accurate list of all such Tax Returns filed since January 1, 1997. The Company has paid, or made sufficient provision for the full payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such Taxes, if any, as are listed in Part 3.10 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements for the year ended December 31, 1999 and the Interim Financial Statements.

               (b) All deficiencies which have been or may be proposed as a result of audits of the United States federal and state income Tax Returns of the Company have been paid, reserved against, settled, or, as described in Part 3.10 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Except as described in Part 3.10 of the Disclosure Letter, the Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

               (c) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP). There exists no proposed or unpaid actual Tax assessment against the Company except as disclosed in the Financial Statements for the year ended December 31, 1999, or in Part 3.10 of the Disclosure Letter. Except as disclosed in Part 3.10 to the Disclosure Letter, all Taxes that the Company is or was required by Legal
          Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

               (d) Except as disclosed in Part 3.10 to the Disclosure Letter, all Tax Returns filed by the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

          3.11 No Material Adverse Change. Since the date of the Balance Sheet, and except as set forth in the Disclosure Letter, there has not been any Material Adverse Change.

          3.12 Employee Benefits.

               (a) The Company has no ownership interest in, and does not contribute to, any credit union which has been established by the Company for any of its employees.

               (b)

                    (i) Neither the Company nor any  affiliate of the Company as determined under IRCss. 414(b), (c), (m) or (o) ("ERISA Affiliate") maintains, administers or contributes to, nor do the employees of the Company or any ERISA Affiliate receive or expect to receive as a condition of employment, benefits pursuant to: any employee pension benefit plan (as defined inss. 3(2) of ERISA) ("Plan"), including, without limitation, any multiemployer plan as defined in IRCss. 3(37) of ERISA ("Multiemployer Plan"); any employee welfare benefit plan (as defined in IRCss. 3(1) of ERISA) ("Welfare Plan"); or any bonus, deferred compensation, stock purchase, stock option, stock appreciation, severance, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan") other than those Plans, Welfare Plans and Employer Benefit Plans described in Part 3.12 of the
               Disclosure Letter. Except as required by IRCss. 4980B or as disclosed in Part 3.12 of the Disclosure Letter, neither the Company nor any ERISA Affiliate has promised any former employee or other individual not employed by the Company or any ERISA Affiliate medical or other benefit coverage, maintains or contributes to any plan or arrangement providing medical benefits to former employees, their spouses or dependents or any other individual not employed by the Company.

                    (ii) All Plans, Welfare Plans and Employee Benefit Plans and
               any related trust agreements or annuity contracts (or any related trust instruments) comply with and are and have been operated in accordance with each applicable provision of ERISA, the IRC (including, without limitation, the requirements of IRCss. 401(a) to the extent any Plan is intended to conform to that section), other Federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. The Company has no Knowledge of any violation of any of the foregoing by any Plan, Welfare Plan, or Employee Benefit Plan. Each Welfare Plan which is a group health plan (within the meaning of ss. 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of IRCss. 162(k) as in effect for years beginning prior to 1989, IRCss. 4980B for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. A favorable determination as to the qualification under the Code of the Company's Profit Sharing or 401(k) Plan and each amendment thereto has been made by the IRS, the Profit Sharing Plan at all times has been and remains qualified under the IRC, and the related trust at all times has been and remains tax exempt.

                    (iii) Neither any Plan or Welfare Plan fiduciary nor any Plan or Welfare Plan has engaged in any transaction in violation of ss. 406 of ERISA or any "prohibited transaction" (as defined in ss. 4975(c)(1) of the IRC and there has been no "reportable event" (as defined in ss. 4043(b) of ERISA) with respect to any Plan. Neither the Company nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Plan, Welfare Plan or Employee Benefit Plan, or collective bargaining agreement or ERISA or any other applicable law.

                    (iv) True and complete copies of each Plan, Welfare Plan and
               Employee Benefit Plan, related trust agreements, annuity contracts, determination letters, summary plan descriptions, all communication to employees regarding any Plan, Welfare Plan, or Employee Benefit Plan, annual reports on Form 5500 for the last three years, and each plan, agreement, instrument and commitment referred to herein, have been identified in writing and made available to Parent; all of the foregoing are legally valid, binding, in full force and effect, and there are no defaults thereunder, and none of the rights of the Company thereunder will be impaired by this Agreement or the consummation of the transaction contemplated hereby. The annual reports on Form 5500 fully and accurately set forth the financial and actuarial condition of each Plan and each trust funding any Welfare Plan. With respect to each Plan, Welfare Plan and Employee Benefit Plan, the Disclosure Letter sets forth the name and address of the administrator and trustees and the policy number and insurer under all insurance policies.

                    (v) There are no pending or threatened claims by or on behalf of any of the Plans, Welfare Plans, or Employee Benefit Plans by any employee or beneficiary covered under any Plans, Welfare Plans or Employee Benefit Plans or otherwise involving any Plan, Welfare Plan or Employee Benefit Plan (other than routine claims for benefits).

          3.13 Compliance with Legal Requirements; Governmental Authorizations.

               (a) To the Knowledge of the Company,  except as set forth in Part
          3.13 of the Disclosure Letter:

                    (i) the Company  is, and at all times has been,  in material compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                    (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any material Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, that with respect to either of the preceding, is likely to have a Material Adverse Effect; and

                    (iii) since  January 1, 1997,  the Company has not  received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, that with respect to either of the preceding, is likely to have a Material Adverse Effect.

               (b) Part 3.13 of the Disclosure Letter contains a complete and accurate list of each material Governmental Authorization that is held by the Company. Each material Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.13 of the Disclosure Letter:

                    (i) the Company  is, and at all times has been,  in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.13 of the Disclosure Letter;

                    (ii) to the Knowledge of the Company,  no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
               Part 3.13 of the Disclosure Letter, that with respect to either of the preceding, is likely to have a Material Adverse Effect;

                    (iii) since  January 1, 1997,  the Company has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding
               (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, that with respect to either of the preceding, is likely to have a Material Adverse Effect; and

                    (iv) all  applications  required  to have been filed for the renewal of the material Governmental Authorizations listed or required to be listed in Part 3.13 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3.13 of the Disclosure Letter collectively constitute all of the material Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets, except where the failure to have such Governmental Authorizations would not be reasonably likely to have a Material Adverse Effect.

          3.14 Legal Proceedings; Orders.

               (a) Except as set forth in Part 3.14 of the Disclosure Letter, there is no pending Proceeding:

                    (i) that has been  commenced  by or against  the  Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                    (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and
(2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such material Proceeding. Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.14 of the Disclosure Letter. The Proceedings listed in Part 3.14 of the Disclosure Letter taken collectively will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

               (b) To the Knowledge of the Company,

                    (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is specifically subject; and

                    (ii) no officer, director, agent, or employee of the Company is specifically subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

          3.15  Absence of Certain  Changes and  Events.  Except as set forth in
     Part 3.15 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

               (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               (b) amendment to the Organizational Documents of the Company;

               (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract or commitment with any director, officer, or employee or the adoption of any severance policy applicable to employees in general;

               (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

               (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

               (f) entry into, termination of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or
          (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $10,000 (except for Contracts or transactions entered into in the Ordinary Course of Business with the Company's customers or vendors which do not exceed, individually, a commitment of $50,000);

               (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets, in any case greater than $10,000;

               (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

               (i) material change in the accounting methods used by the Company;

               (j) any hiring of new employees except as replacements for persons whose employment with the Company terminated since such date, or the hiring of any employee at an annual compensation rate of $75,000 or more per year; or

               (k) agreement, whether oral or written, by the Company to do any of the foregoing.

          3.16 Contracts; No Defaults.

               (a) Part 3.16(a) of the Disclosure Letter contains a complete and accurate list of each, and except as so disclosed there is no:

                    (i)  applicable   Contract  that  involves   performance  of
               services or delivery of goods or materials by the Company of an amount or value in excess of $25,000;

                    (ii)  applicable  Contract  that  involves   performance  of
               services or delivery of goods or materials to the Company of an amount or value in excess of $25,000;

                    (iii) applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

                    (iv) lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $15,000 and with terms of less than one year);

                    (v) contract  relating to  Intellectual  Property  Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $2,500 under which the Company is the licensee, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                    (vi) collective  bargaining  agreement and other  Applicable
               Contract   to  or  with  any  labor   union  or  other   employee
               representative of a group of employees;

                    (vii) joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                    (viii) applicable Contract containing  covenants that in any material way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                    (ix) applicable Contract providing for payments to or by any
               Person based on sales, purchases, or profits, other than direct payments for goods;

                    (x) power of attorney that is currently effective and outstanding;

                    (xi) applicable Contract for capital  expenditures which, by its terms, provides for an aggregate balance payable thereunder since December 31, 1999 in excess of $15,000 for any such Contract;

                    (xii) written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                    (xiii) amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

               (b) To the Knowledge of the Company, except as set forth in Part 3.16(b) of the Disclosure Letter, with respect to each Contract identified or required to be identified in Part 3.16(a) of the Disclosure Letter:

                    (i) the Company  is, and at all times has been,  in material compliance with all applicable terms and requirements of each such Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound; and

                    (ii) each other  Person  that has or had any  obligation  or liability under any material Contract under which the Company has or had any rights is, and at all times has been, in full material compliance with all applicable terms and requirements of such Contract.

          3.17 Insurance.

               (a) Company has delivered to or otherwise made available for inspection by Parent:

                    (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time preceding the date of this Agreement;

                    (ii) true and  complete  copies of all pending  applications for policies of insurance; and

                    (iii) any statement by the Company's auditors with regard to the adequacy of such entity's coverage or of the reserves for claims.

               (b) Part 3.17(b) of the Disclosure Letter describes:

                    (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

                    (ii) any  contract  or  arrangement,  other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                    (iii) all  obligations  of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

               (c) Part 3.17(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three preceding policy years:

                    (i) a summary of the loss  experience  under each  policy in excess of $5,000; and

                    (ii) a  statement  describing  the loss  experience  for all claims that were self-insured, including the number and aggregate cost of such claims.

               (d) Except as set forth on Part 3.17(d) of the Disclosure Letter:

                    (i) All  policies  to which the  Company  is a party or that provide coverage to the Company, or any Company-funded policy providing coverage to any director or officer of the Company: (A) to the Company's Knowledge, are valid, outstanding, and enforceable; (B) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound; (C) will continue in full force and effect following the consummation of the Contemplated Transactions; and
               (D) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

                    (ii) To the Company's Knowledge, the Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder in connection with any policy of the Company.

                    (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

                    (iv) To the  Company's  Knowledge,  the  Company  has  given notice to the insurer of all claims as to which it has notice that may be insured thereby.

          3.18 Environmental Matters. Except as set forth in Part 3.18 of the Disclosure Letter, to the Knowledge of the Company, the Company is not in violation, or aware, of any imminent or alleged violation by the Company, of any federal, state or local law, statute, rule, regulation, judgment, consent decree or ordinance relating to public health, safety, conservation, waste management, pollution or the indoor or outdoor Environment, including relating to the release, discharge, emission, storage, treatment, handling or disposal of Hazardous Materials (defined below) ("Environmental Law"). The Company is not a party to, or threatened by, and has not been subject to, any judicial, administrative or regulatory litigation, claim, notice, proceeding or investigation arising from the operation or violation of any applicable Environmental Law, or is aware after diligent inquiry of any grounds or basis for such a claim. The Company does not have or currently use, store, treat, dispose or otherwise handle hazardous, toxic, radioactive, infectious or harmful substances or materials, including, without limitation, asbestos and petroleum, including, crude oil or any fraction thereof and any material prohibited or regulated by any Environmental Law ("Hazardous Material") except in compliance with Environmental Law, or know of any release, threat of release, disposal, cleanup or presence of any Hazardous Material at, on or under any real property owned, occupied or operated by the Company except in compliance with Environmental Law.

          3.19 Employees.

               (a) Part 3.19 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status, in each instance identified by employer as to the applicable Wholly Owned Subsidiary or AMVC: employee name; job title; current compensation paid or payable; vacation accrued; and vested and unvested Company Options.

               (b) To the Knowledge of the Company, no director or employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such director or employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any confidentiality or proprietary rights agreement with the Company. To the Company's Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company, except as set forth in Part 3.19 of the Disclosure Letter.

               (c) Part 3.19 of the Disclosure Letter also contains a complete and accurate list of the following information, if applicable, for each former employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits from the Company or Company Plans in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

          3.20 Labor Relations; Compliance. The Company has not been, and is not, a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to the Company's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. Except as disclosed in
     Part 3.20 of the Disclosure Letter, the Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

          3.21 Intellectual Property.

               (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes:

                    (i) the Company's name, all fictional  business names, trade names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                    (ii)  patents,  patent  applications,   and  inventions  and
               discoveries that may be patentable (collectively, "Patents");

                    (iii) all  copyrights  and  registrations  and  applications
               therefor  in  both   published   works  and   unpublished   works
               (collectively, "Copyrights");

                    (iv) all rights in mask works (collectively, "Rights in Mask
               Works"); and

                    (v) all know-how, trade secrets,  confidential  information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets");

owned, used, or licensed by the Company as licensee or licensor. All such Intellectual Property Assets are listed by category as part of Part 3.21 of the Disclosure Letter.

               (b) Agreements. Part 3.21 of the Disclosure Letter sets forth a complete and accurate list of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $2,500 under which the Company is the licensee. There are no outstanding or Threatened disputes or disagreements with respect to any such agreement.

               (c) Know-How  Necessary for the Business.  Except as described in
          Part 3.21 of the Disclosure Letter:

                    (i) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the material Intellectual Property Assets, free and clear of all material liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                    (ii) Except as set forth in Part 3.21 of the Disclosure Letter, since January 1, 1994 all of the former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. To the Company's Knowledge, no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

               (d) Patents.  Except as described in Part 3.21 of the  Disclosure
          Letter: Part 3.21(d) of the Disclosure Letter contains a complete and accurate list (including identifying numbers and dates of issuance) and summary description of all Patents.

               (e)  Trademarks.   Except  as  described  in  Part  3.21  of  the
          Disclosure Letter:

                    (i) Part 3.21(e) of  Disclosure  Letter  contains a complete and accurate list (including identifying numbers and dates of issuance) and summary description of all Marks that have been registered with the United States Patent and Trademark Office or that have been submitted to such Office for registration. The Company is the owner of all right, title, and interest in and to each of the trademark applications listed thereon, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                    (ii) To the Company's Knowledge,  no Mark has been or is now involved in any opposition and, to the Company's Knowledge, no such action is Threatened with the respect to any of the Marks.

                    (iii) To the Company's  Knowledge,  there is no  potentially interfering trademark or trademark application of any third party.

                    (iv) No Mark is infringed  or, to the  Company's  Knowledge, has been challenged or threatened in any way. To the Company's Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                    (v) All products and materials  containing a registered Mark bear the proper federal registration notice where permitted by law.

               (f) Copyrights. The Company has filed no copyright applications with the United States Copyright Office except as set forth on Part 3.21(f) of the Disclosure Letter. No Copyright is infringed or, to Stockholder's Knowledge, has been challenged or threatened in any way. To the Company's Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

               (g) Trade Secrets.

                    (i) With respect to each material Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                    (ii) The Company  has taken all  reasonable  precautions  to protect the secrecy, confidentiality, and value of their Trade Secrets.

                    (iii) The Company  has good title and an  absolute  (but not necessarily exclusive) right to use the Trade Secrets. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way that is likely to have a Material Adverse Effect on the Company's business, assets or financial condition.

               (h) Compliance with Legal and Contractual Requirements. Except as disclosed on Part 3.21(h) of the Disclosure Letter, the Company has all material software and other Intellectual Property Asset licenses, and has paid all royalties and fees with respect thereto required to be paid prior to the date of this Agreement, necessary to operate its business in compliance with all material contractual requirements and Legal Requirements to which it may be subject.

          3.22 Certain Payments. Since January 1, 1997, to the Knowledge of the Company neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly, in violation of any Legal Requirement, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

          3.23 Relationships with Related Persons. No director or officer of the Company has, or since January 1, 1997 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Except as described in Part
     3.23 to the Disclosure Letter, no director or officer of the Company is, or since January 1, 1997 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3.23 of the Disclosure Letter, no director or officer of the Company is a party to any Contract with, or has any claim or right against, the Company.

          3.24 Brokers or Finders. The Company has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          3.25 S-4 Registration Statement and Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement/Prospectus will (a) in the case of the S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) in the case of the Proxy Statement/Prospectus, at the time of mailing the Proxy Statement/Prospectus, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or its Principal Shareholders, officers or directors shall occur that is required to be described in the Proxy Statement/Prospectus or the S-4 Registration Statement, the Company shall notify Parent thereof by reference to this Section 3.25 and cooperate with Parent in preparing and filing with the Commission and, as required by law, disseminating to the shareholders of the Company an amendment or supplement which accurately describes such event or events in compliance with all provisions of applicable law.

          3.26 Customers and Suppliers. Part 3.26 of the Disclosure Letter sets forth: (a) a complete and accurate list of the customers of the Company accounting for 2% or more of the Company's sales during the 24-month period ended December 31, 1999, showing the approximate total sales by the Company to each such customer during such period and (b) a complete and accurate list of the suppliers of the Company from whom the Company has purchased 5% or more of the goods or services purchased by the Company during the 24-month period ended December 31, 1999.

          3.27 Orders, Commitments and Returns. Part 3.27 of the Disclosure Letter contains (a) an accurate summary of the company's total backlog of orders as of December 31, 1999 (including all accepted and unfulfilled sales orders) and (b) the aggregate of all outstanding purchase orders issued by the Company as of December 31, 1999 (which include all contracts or commitments for the purchase by the Company of merchandise, materials or other supplies). A list of all outstanding purchase orders for inventory components in excess of $10,000 as of December 31, 1999, categorized by vendor, has been provided by the Company to Parent in writing. All such sale and purchase commitments were made in the Ordinary Course of Business. Except as set forth in Part 3.27 of the Disclosure Letter, there are no outstanding claims in excess of $50,000 in the aggregate or $10,000 individually against the Company to return products or merchandise by reason of alleged failure to conform to customer expectations, defective products, missed delivery dates or otherwise, or of products in the possession of customers under an understanding that such products would be returnable.

          3.28 Disclosure. No representation or warranty of the Company in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     4. Representations and Warranties of Parent.

     Except  as  provided  in  the  Parent's   Disclosure  Letter  (the  "Parent
Disclosure Letter"), Parent represents and warrants to the Company as follows:

          4.1 Organization and Good Standing. Each of Parent and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of Parent and Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          4.2 Authority; No Conflict.

               (a) Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and all other agreements and documents contemplated hereby and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement and all other agreements and documents contemplated hereby or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and binding obligations of each of Parent and Sub.

               (b) Neither the execution and delivery of this Agreement by Parent and Sub, nor the consummation or performance of any of the Contemplated Transactions by Parent or Sub, will, directly or indirectly (with or without notice or lapse of time):

                    (i)  contravene,  conflict with, or result in a violation of
               (A) any provision of the Organizational Documents of either Parent or Sub, or (B) any resolution adopted by the board of directors or the stockholders of either Parent or Sub;

                    (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Parent or Sub, or any of the assets owned or used by Parent or Sub, may be subject;

                    (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Parent or Sub or that otherwise relates to the business of, or any of the assets owned or used by, Parent or Sub;

                    (iv) cause Parent,  Sub or the Company to become subject to, or to become liable for the payment of, any Tax;

                    (v)  cause  any of the  assets  owned by the  Company  to be
               reassessed   or  revalued  by  any  taxing   authority  or  other
               Governmental Body;

                    (vi) contravene,  conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which Parent or Sub is a party; or

                    (vii) result in the imposition or creation of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest or encumbrance upon or with respect to any of the assets owned or used by Parent or Sub.

     Except as set forth in Part 4.2 of the Parent Disclosure Letter, neither Parent nor Sub is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          4.3 Commission Reports. Parent has heretofore delivered or made available to the Company true and complete copies of all reports, registration statements and other documents (in each case together with all amendments thereto) filed by Parent with the Commission since January 1, 1998 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "Parent Commission Filings"). The Parent Commission Filings constitute all of the documents (other than preliminary material) that Parent was required to file with the Commission since such date. As of their respective dates, each of the Parent Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Parent Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Parent or Sub that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Parent's Knowledge, no such Proceeding has been Threatened.

          4.5 Brokers or Finders. Neither Parent, Sub nor their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          4.6 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

          4.7 Company Stock Ownership. Neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock or any securities convertible into Company Common Stock except as set forth in Part 4.7 of the Parent Disclosure Letter.

          4.8 S-4 Registration Statement and Proxy Statement/Prospectus. None of the information supplied by Parent for inclusion or incorporation by reference in the S-4 Registration Statement will at the time it becomes effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Parent shall occur that is required to be described in the S-4 Registration Statement, Parent shall notify Company thereof by reference to this Section 4.8 and cooperate with Company in preparing and filing with the Commission and, as required by law, disseminating to the shareholders of the Company an amendment or supplement which accurately describes such event or events in compliance with all provisions of applicable law.

          4.9 Disclosure. No representation or warranty of Parent in this Agreement and no statement in Parent's Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     5. Covenants of Company Prior to Effective Time.

          5.1 Access and Investigation. Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under Section 10, Company will, and will cause its Representatives to, (a) afford Parent and its Representatives (collectively, "Parent's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Parent and Parent's Advisors with copies of all such contracts, books and records, and other existing documents and data as Parent may reasonably request, and (c) furnish Parent and Parent's Advisors with such additional financial, operating, and other data and information as Parent may reasonably request.

          5.2 Operation of the Businesses of the Company. Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under Section 10, Company will:

               (a) conduct the business of the Company only in the Ordinary Course of Business;

               (b) not grant, nor (except as required under applicable Company plans) accelerate the vesting of, any options with respect to any shares of the capital stock of the Company;

               (c) use its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

               (d) confer with Parent concerning operational matters of a material nature; and

               (e) otherwise report periodically to Parent concerning the status of the business, operations, and finances of the Company.

          5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the earlier to occur of the Effective Time and termination of this Agreement under Section 10, Company will not, without the prior consent of Parent, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events (including without limitation the entering into of any applicable Contract described therein) listed in
     Section 3.15 is likely to occur.

          5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Company will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under Section 10, Company will (a) cooperate with Parent with respect to all filings that Parent elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Parent in obtaining all required consents.

          5.5 Notification. Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under
     Section 10, Company will promptly notify Parent in writing if Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Company's representations and warranties as of the date of this Agreement. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Company will promptly deliver to Parent a supplement to the Disclosure Letter specifying such change. During the same period, Company will promptly notify Parent of the occurrence of any Breach of any covenant of Company in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Sections 7 or 9 impossible or unlikely.

          5.6 Payment of Indebtedness by Related Persons. Except for the indebtedness listed on Schedule 5.6 or as expressly provided otherwise in this Agreement, Company will cause all indebtedness owed by any Stockholder or any Related Person of Company to be paid in full prior to the Closing Date.

          5.7 No Solicitations.

               (a) The Company shall not,  directly or  indirectly,  through any
          Shareholder, officer, director, employee, representative or agent of the Company or any of its Subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any of its Subsidiaries (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any Third Party to this Section 5.7 or from making a copy of this Section 5.7 available to any Third Party. Nothing contained in this Section 5.7 shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the shareholders of the Company (after consulting with its financial advisors, and determining after consulting with counsel that the Board of Directors is required to do so in order to discharge properly its fiduciary duties) a Superior Proposal. A "Superior Proposal" shall mean an unsolicited bona fide Acquisition Proposal made by a Third Party on terms that a majority of the members of the Company's Board of Directors determines in their good faith reasonable judgment (based on the advice of an independent financial advisor) would be more favorable to the Company's shareholders than the transactions contemplated by this Agreement and for which any required financing is committed or which, in the good faith reasonable judgment of a majority of such members (after consultation with an independent financial advisor), is reasonably capable of being financed by such Third Party.

               (b) The Company shall promptly (but in no case later than one business day) notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

               (c) If the Board of Directors of the Company receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Directors of the Company determines that such proposal is a Superior Proposal then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company. The Company will promptly (but in no case later than 24 hours) notify Parent of any determination by the Company's Board of Directors that a "Superior Proposal" has been made.

               (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any Third Party from an confidentiality or standstill agreement to which the Company is a party.

               (e) The Company shall ensure that the officers, directors and employees of the Company and its Subsidiaries, and any investment banker or other advisor or representative retained by the Company, are aware of the restrictions described in this Section 5.7.

          5.8 Meeting of Shareholders. The Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its Shareholders (the "Company Shareholders Meeting") as promptly as practicable to consider and vote upon the Merger. Subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by counsel, the Board of Directors of the Company shall recommend and declare advisable such approval, and the Company shall as promptly as possible following dissemination of the Proxy Statement/Prospectus take all lawful action to solicit, and use all reasonable efforts to obtain, such approval.

          5.9 Registration Statement/Proxy Materials. The Company will, as promptly as practicable, cooperate with Parent to prepare and file with the Commission preliminary proxy materials that will constitute a proxy statement in connection with the vote of Company's Shareholders with respect to the Merger, together with any amendments thereof or supplements thereto (in each case, in the form or forms mailed to the Company's shareholders, the "Proxy Statement/Prospectus"). Parent will also prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing the definitive Proxy Statement/Prospectus, in connection with the registration under the Securities Act of the Series B Preferred shares issuable upon conversion of the Company Shares and the other transactions contemplated hereby. Parent and the Company will use all reasonable efforts to have the S-4 Registration Statement declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to shareholders of the Company at the earliest practicable date. If at any time prior to the Effective Time any event relating to or affecting the Company or Parent shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for Parent, to supplement or amend the S-4 Registration Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the shareholders of the Company is sought, the Company and Parent will forthwith prepare and file with the SEC an amendment or supplement to the S-4 Registration Statement so that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.10 Termination of Company Stock Rights Plan. Between the date hereof and the Effective Time, the Company's Board of Directors will terminate the Company Stock Rights Plan.

          5.11 Best Efforts. Between the date of this Agreement and the earlier to occur of the Effective Time and termination of this Agreement under
     Section 10, Company will use its Best Efforts to cause the conditions in Sections 7, 8 and 9 to be satisfied.

     6. Covenants of Parent and Sub Prior to Effective Time.

          6.1 Approval of Parent. Parent, as the sole shareholder of Sub, will act by written consent to approve the Merger and the adoption of this Agreement by Sub, which consent Parent and Sub represent and warrant will constitute the requisite approval of the Merger and this Agreement by Sub.

          6.2 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Parent and Sub will, and will cause each of their Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the earlier to occur of the Effective Time, Parent will, and will cause each Related Person to, (a) cooperate with Company and Stockholders with respect to all filings that Company elect to make or are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Company in obtaining all required consents.

          6.3 Conduct of Business of Sub. During the period from the date of this Agreement to the earlier to occur of the Effective Time or termination of this Agreement under Section 10, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

          6.4 Access and Investigation. Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under Section 10, Parent will, and will cause its Representatives to, (a) afford Company and its Representatives (collectively, "Company's Advisors") full and free access to the Company's books and records, and other documents and data, (b) furnish Company and Company's Advisors with copies of all such documents and data as Company may reasonably request, and (c) furnish Company and Company's Advisors with such additional financial, operating, and other data and information as Company may reasonably request.

          6.5 Notification. Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under
     Section 10, Parent will promptly notify Company in writing if Parent becomes aware of any fact or condition that causes or constitutes a Breach of any of Parent's representations and warranties as of the date of this Agreement. Should any such fact or condition require any change in the Parent Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Parent will promptly deliver to Company a supplement to the Disclosure Letter specifying such change. During the same period, Parent will promptly notify Company of the occurrence of any Breach of any covenant of Parent in this
     Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Sections 8 or 9 impossible or unlikely.

          6.6 Registration Statement/Proxy Materials. Parent will prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing the definitive Proxy Statement/Prospectus, in connection with the registration under the Securities Act of the Series B Preferred shares issuable upon conversion of the Company Shares and the other transactions contemplated hereby. Parent will use all reasonable efforts to have the S-4 Registration Statement declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and will use all reasonable efforts to assist the Company to cause the Proxy Statement/Prospectus to be mailed to shareholders of the Company at the earliest practicable date. If at any time prior to the Effective Time any event relating to or affecting the Parent shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for Parent, to supplement or amend the S-4 Registration Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the shareholders of the Company is sought, Parent will with Company's cooperation forthwith prepare and file with the SEC an amendment or supplement to the S-4 Registration Statement so that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.7 Best Efforts. Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under
     Section 10, Parent and Sub will use their Best Efforts to cause the conditions in Sections 7, 8 and 9 to be satisfied.

          6.8 Nasdaq Listing. Within 120 days following the Closing, the Company will cause the Series B Shares and attached Warrants issued in the Merger to be listed on Nasdaq.


     7. Conditions Precedent to Parent's and Sub's Obligation to Close.

     The obligation of Parent and the obligation of Sub to effect the Merger and the other Contemplated Transactions shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

          7.1 Representations and Warranties True at the Effective Time. Each of the Company's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement, and the representations and warranties contained in Sections 3.2, 3.3, 3.11, 3.14 (to the extent of any Proceeding under Section 3.14(a)(ii) or any Proceeding under Section 3.14(a)(i), excluding matters set forth in the Disclosure Letter, that may result in an uninsured loss in excess of $2 million), 3.24 and 3.25 must be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, without giving effect to any supplement to the Disclosure Letter, and the Company shall have delivered to Parent a certificate to such effect signed by the Chief Executive Officer of the Company.

          7.2 The Company's Performance. All of the covenants and obligations of the Company to be performed or complied with pursuant to the terms of this Agreement on or before the Closing Date shall have been fully performed in all material respects, and at the Closing Date the Company shall have delivered to Parent a certificate to such effect signed by the Chief Executive Officer of the Company.

          7.3 Authority. All action required to be taken by, or on the part of, the Company and its stockholders to authorize the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Company's Board of Directors and by the holders of the Company's outstanding Common Stock and Preferred Stock.

          7.4 Deliveries. Company shall have delivered to Parent the following:

               (a) The corporate minute book and stock book of Company.

               (b) Resignations of the each of the existing directors and officers of the Company, to be effective upon the Closing Date.

               (c) An opinion of Troy & Gould, P.C., counsel to the Company, dated the Closing Date, substantially in the form of Exhibit ------- 7.4(c) hereto.

               (d) A certificate of the Secretary of the Company, dated the Closing Date, in the form of Exhibit 7.4(d) hereto.

          7.5 Certain Litigation. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the Merger or the other Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

          7.6 Consents Obtained. All consents and approvals of Governmental Entities or third parties necessary for consummation of the Merger shall have been obtained.

          7.7 Termination of Agreements. The agreements listed on Exhibit 7.7 between the Company and FMC Corporation shall have been terminated prior to the Effective Date. The Company shall have terminated the Company Stock Rights Plan.

          7.8 Action by Company Series B Stock. Either (i) all shares of the Company Series B Stock shall have been redeemed prior to the shareholders meeting referenced in Section 5.8 or the holder thereof shall have voted in favor of the Merger as part of such meeting.

     8. Conditions Precedent to Company's Obligation to Close.

     The obligation of the Company to effect the Merger and the other Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

          8.1 Accuracy of Representations. Each of Parent's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made at the Closing Date and Parent shall have delivered to Company a certificate to such effect signed by the Chief Executive Officer of the Parent.

          8.2 Parent's and Sub's Performance. All of the covenants and obligations of the Parent and of Sub to be performed or complied with pursuant to the terms of this Agreement on or before the Closing Date shall have been fully performed in all material respects, and at the Closing Date the Parent and Sub shall have delivered to Company a certificate to such effect signed by the Chief Executive Officer of the Parent.

          8.3 Authority. All action required to be taken by, or on the part of, the Parent and Sub to authorize the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of the Contemplated Transactions shall have been duly and validly taken by Parent and Sub.

          8.4 Deliveries. Parent and Sub shall have delivered to Company and Stockholders the following:

               (a) An opinion of Tonkon Torp LLP, counsel to Parent and Sub, dated the Closing Date, substantially in the form of Exhibit 8.4(a) hereto.

               (b) A certificate of the Secretary of each of Parent and of Sub, dated the Closing Date, in the form of Exhibit 8.4(b) hereto.

          8.5 Fairness Opinion. The Company shall have received an opinion as to the fairness of the Merger transaction to the Company's stockholders in form acceptable to the Company's board of directors.

          8.6 Certain Litigation. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the Merger or the other Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     9. Conditions to Obligations of Each Party.

     The obligations of each party to effect the Merger and the other Contemplated Transactions shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

          9.1 Commission Approval. The S-4 Registration Statement with respect to the issuance of the Series B Preferred shares issuable pursuant to the Merger shall have been declared effective.

          9.2 Approval by Company's Common and Preferred Stock. The holders of the requisite number of the Company's Common Stock under the CCL and the holder of any Company Series B Stock outstanding at the date of the Company's special meeting of shareholders held pursuant to Section 5.8 shall have voted such shares in favor of the transaction.

     10. Termination.

          10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated after the date hereof and prior to the
     Closing:

               (a) by Parent if a material Breach of any provision of this Agreement has been committed by Company, and in any such case such Breach has not been waived by Parent or is not cured by Company within ten days following receipt of notice of the Breach;

               (b) by Parent if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent to comply with its obligations under this Agreement) and Parent has not waived such condition on or before the Closing Date;

               (c) by Parent or the Company if at the Company Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the holders of the Company's Common Stock or Preferred Stock shall not have been obtained;

               (d) by Parent if (i) the Board of Directors of the Company shall fail to recommend, or shall withdraw, modify or change its recommendation of, this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have resolved to recommend, or have recommended, to the shareholders of the Company an Superior Proposal; or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company voting stock is commenced and the Board of Directors of the Company has resolved to recommend, or has recommended, that the shareholders of the Company tender their shares in such tender offer or exchange offer;

               (e) by Company if a material Breach of any provision of this Agreement has been committed by Parent or Sub, and in any such case such Breach has not been waived or is not cured within ten days following receipt of notice of the Breach;

               (f) by Company if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Company to comply with their obligations under this Agreement) and Company has not waived such condition on or before the Closing Date;

               (g) by Company or Parent if Company's Board of Directors has voted to approve a Superior Proposal;

               (h) by mutual consent of Parent and Company; or

               (i) by Parent or Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or prior to October 31, 2000, or such later date as the parties may agree upon.

          10.2 Effect of Termination. Except as expressly provided otherwise herein, each party's right of termination is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated by a party because the other party failed to satisfy a condition, then termination of this Agreement shall be deemed to be an election of remedies, and neither party shall have any further right or claim with respect to the other party; provided, however, that if this Agreement is terminated by a party because of the other party's failure to comply with any of its covenants under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     11. General Provisions.

          11.1 Fees and Expenses.

               (a) Except as set forth in subsection (b) of this Section 11.1 or as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent shall pay 100% of all fees and expenses, other than attorneys and accountants fees (as to which each party shall bear its own expenses), incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials relating thereto) and the S-4 Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto (together, the "Proxy Expenses"); provided further, however, that Company shall pay 100% of the Proxy Expenses in the event the Merger is not approved by the holders of the Company's Common Stock and Preferred Stock.

               (b) The Company shall pay Parent a fee of $2 million upon the earliest to occur of any of the following events:

                    (i) the  termination of this Agreement by Parent pursuant to
               Section 10.1(d);

                    (ii) the termination of this Agreement by Parent pursuant to
               Section 10.1(a); or

                    (iii) the  termination  of this  Agreement by the Company or
               Parent pursuant to Section 10.1(g).

               (c) The Company shall pay Parent a fee of $500,000 upon the termination of this Agreement by Parent or the Company pursuant to
          Section 10.1(c) as a result of the failure to receive the requisite approval of the Company's outstanding Common Stock or Preferred Stock, or by Parent pursuant to Section 10.1(b) based on a failure of the condition in Section 7.5, or by the Company pursuant to Section 10.1(f) based on the failure of the condition set forth in Section 8.6, if in any such event within 24 months from the date of this Agreement the Company enters into an agreement to be acquired by any third party (including any current AMVC shareholder) or a majority of AMVC Common Stock is acquired by a third party in a tender offer.

               (d) Parent shall pay the Company a fee of $2 million upon termination of this Agreement by the Company pursuant to Section 10.1(e) after a Breach by Parent of this Agreement, or pursuant to
          Section 10.1(f) based upon a failure of the conditions set forth in Sections 8.1 through 8.4.

               (e) The fees payable pursuant to Sections 11.1(b), (c) or 11.1(d) shall be paid within one business day after the first to occur of the events described in Sections 11.1(b), (c) or 11.1(d), as the case may be, and the expenses payable pursuant to Section 11.1(a) shall be paid within five business days after receipt of written documentation of the amount of expenses so payable; provided, however, that in no event shall Parent or the Company, as the case may be, be required to pay such fees or expenses to the other, if, immediately prior to the termination of this Agreement, the party to receive the fees or expenses was in material breach of its obligations under this Agreement.

          11.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent and Company mutually determine. The Company and Parent will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions.

          11.3 Legal Proceedings. In the event any legal proceeding is initiated by either party in connection with this Agreement the parties expressly consent to exclusive jurisdiction and venue with the state or federal courts located in Portland, Oregon, with the prevailing party entitled to recover attorney fees and other costs incurred in all pretrial, trial or appellate proceedings.

          11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by certified mail, return receipt requested, (c) received by the addressee, if sent by certified mail, return receipt requested, or
     (d) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

             Company:              Advanced Machine Vision Corporation
                                   Attn:   William J. Young
                                   2709 Citation Way, Suite 102
                                   Medford, OR  97504

             With copy to:         Troy & Gould, P.C.
                                   Attn:   William D. Gould
                                   1801 Century Park East, 16th Floor
                                   Los Angeles, CA  90067

             Parent:               Key Technology, Inc.
                                   Attn:   Thomas C. Madsen
                                   150 Avery Street
                                   Walla Walla, WA  99362

             With copy to:         Tonkon Torp LLP
                                   Attn:   Ronald L. Greenman
                                   1600 Pioneer Tower
                                   888 SW Fifth Avenue
                                   Portland, OR  97204-2099


          11.5 Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          11.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          11.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          11.8 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Parent may assign any of its rights under this Agreement to any present or future Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          11.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          11.10 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          11.11 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          11.12 Governing Law. This Agreement will be governed by the laws of the State of Oregon without regard to conflicts of laws principles.

                  [Remainder of Page Intentionally Left Blank]

          11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                        KEY TECHNOLOGY, INC.

                        By _____________________________


                        KTC ACQUISITION CORP.

                        By _____________________________


                        ADVANCED MACHINE VISION CORPORATION

                        By _____________________________

                           CERTIFICATE OF DESIGNATION

                  EXHIBIT 2.5A TO AGREEMENT AND PLAN OF MERGER

                              KEY TECHNOLOGY, INC.


     Key Technology, Inc., an Oregon corporation (the "Corporation"), certifies that pursuant to the authority contained in Article II of its Restated Articles of Incorporation, and in accordance with the provisions of Section 60.134 of the Oregon Revised Statutes, its Board of Directors has adopted the following resolution creating a series of its $.0001 par Preferred Stock:

     RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of Series B Convertible Preferred Stock of the Corporation and hereby designates, pursuant to Section 60.134 of the Oregon Revised Statutes, the rights, preferences, privileges, restrictions and other matters relating to such Series B Preferred Stock as follows

     1. Designation and Amount. [One Million Two Hundred and Eighty-seven Thousand (1,287,000)] shares of the Corporation's authorized Preferred Stock are hereby designated as the Series B Convertible Preferred Stock (the "Series B Preferred Stock").

     2. Dividends. No dividends shall be declared and set aside for any shares of the Series B Preferred Stock except in the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock of the Corporation, in which event the holders of the Series B Preferred Stock shall be entitled to the amount of dividends per share of Series B Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Series B Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof (such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

     3. Liquidation, Dissolution or Winding Up

          3.1 Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes (whether such assets are capital, surplus or earnings) before any sums shall be paid or any assets distributed among the holders of Common Stock, an amount equal to Ten dollars ($10) per share of Series B Preferred Stock plus an amount equal to all accrued and unpaid dividends thereon, if any, computed up to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up.

          If the assets of the Corporation shall be insufficient to permit the payment in full to holders of the Series B Preferred Stock of the amount thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series B Preferred Stock.

          3.2 Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

     4. Voting Power. Except as otherwise required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of votes that would be accorded to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 5 of this Certificate, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The holders of shares of Series B Preferred Stock and Common Stock shall be entitled to vote together as a single class on all matters. The holders of Series B Preferred Stock shall not be entitled to vote as a separate class or voting group on any plan of merger.

     5. Conversion Rights. The holders of the Series B Preferred Stock shall have the following conversion rights:

          5.1 General.  Subject to and in compliance with the provisions of this
     Section 5, any shares of Series B Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the appropriate Applicable Conversion Rate (determined as provided in Sections 5.3, 5.4 and 5.5 by the number of shares of Series B Preferred Stock being converted.

          5.2 Mandatory Conversion.

               (a) Conversion Upon Merger, Consolidation, Share Exchange or Sale of Assets. All the outstanding shares of Series B Preferred Stock shall, at the option of the Corporation and upon written notice to the holders thereof given not less than 30 days prior to the closing of a merger or consolidation of the Corporation with or into another Corporation, share exchange or the sale of all or substantially all of the Corporation's assets to any other person, be converted, effective upon such closing, into the number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion pursuant to Section 5.1, unless redeemed by the holder as provided herein. Such conversion shall occur automatically on the effective date of such event without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock, except that any holder may elect to have such holder's Series B shares redeemed at the liquidation value by sending a notice of redemption to the Corporation at any time prior to the expiration of the 30 day notice. Nothing in this Section 5.2, however, shall limit or in any way restrict the rights of the holders of shares of Series B Preferred Stock to convert such shares into shares of Common Stock at any time pursuant to Section 5.1 immediately above. Notwithstanding any other provision of this subparagraph, the occurrence of a merger or consolidation of the Corporation with or into another corporation, share exchange or the sale of all or substantially all of the Corporation's assets to any other person, shall not be considered a liquidation, dissolution or winding up of the Corporation under
          Section 3 of this Certificate.

               (b) Surrender of Certificates. Upon the occurrence of a conversion specified in this Section 5.2, the holders of such Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, the Corporation or its transfer agent shall issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

          5.3 Series B Applicable Conversion Rate. The conversion rate for each share of the Series B Preferred Stock in effect at any time (the "Series B Applicable Conversion Rate") shall be the quotient obtained by dividing Ten dollars ($10) by the Applicable Conversion Value, calculated as provided in
     Section 5.4.

          5.4 Applicable Conversion Value. The Applicable Conversion Value shall be fifteen dollars ($15) for the Series B Preferred Stock, except that such amount shall be adjusted from time to time in accordance with this Section 5.

          5.5 Adjustments to Applicable Conversion Value. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

          "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          5.6 Dividends. In the event the Corporation shall make, issue or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon the number of securities or such other assets of the Corporation that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5.9, retained such securities or such other assets during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series B Preferred Stock.

          5.7 Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          5.8 Certificate as to Adjustments. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will furnish each holder of Series B Preferred Stock with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

          5.9 Exercise of Conversion Privilege. To exercise a conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at the office that such holder elects to convert such shares. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, is the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series B Preferred Stock being converted (i) such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 5, (ii) cash in the amount of all accrued and unpaid dividends on such shares of Series B Preferred Stock, if any, computed up to and including the Conversion Date and (iii) cash, as provided in Section 5.10 in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person or person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          5.10 Cash in Lieu of Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

          5.11 Partial Conversion. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to the holder a new certificate representing the number of shares of Series B Preferred Stock that were not converted.

          5.12 Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6. Redemption Rights

          6.1 Mandatory Redemption. Except as otherwise provided in this Section 6, on the fifth anniversary of the first date on which shares of Series B Preferred Stock are issued (the "Mandatory Redemption Date"), the
     Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series B Preferred Stock, by paying therefor $10 per share, plus an amount equal to any declared and unpaid dividends, if any, to such date, in cash (the "Redemption Value").

          6.2 Notice of Redemption. Notice of any redemption of shares of Series B Preferred Stock pursuant to Section 6.1 shall be given by notice to the registered holders of the Series B Preferred Stock not less than 30, nor more than 60 days prior to the date fixed for redemption (a "Redemption Notice"), to each holder of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of Series B Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series B Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption. At any time prior to the expiration of the Redemption Notice, any holder of the Series B shares may exercise the conversion rights pursuant to the provisions of Section 5.9 above.

          6.3 Cancellation of Series B Preferred Stock. Notice of Redemption having been given as aforesaid in respect of shares of Series B Preferred Stock to be redeemed pursuant to Section 6.1, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of Series B Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the $10 per share redemption price therefor, plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

          6.4 Acceleration of Redemption Date. If at any time after the first date on which shares of Series B Preferred Stock are issued (the "Issue Date") the average closing price of the Company's Common Stock as listed on the Nasdaq National Market is $15 or more for thirty consecutive trading days, then the Company will have the right to accelerate redemption of all of the Series B Preferred Stock at the Redemption Value per share by sending a Redemption Notice as provided in Section 6.2 above. At any time prior to the expiration of the Redemption Notice, any holder of the Series B shares may exercise the conversion rights pursuant to the provisions of
     Section 5.9 above.

     7. Put Right

          7.1 The Put. The Corporation hereby irrevocably grants and issues to each holder of Series B Preferred Stock the right to require the Corporation to purchase any time after the second anniversary of the Issue Date (hereinafter referred to as the "Put") any or all of such Series B Preferred Stock at the Redemption Value.

          7.2 Exercise of Put. The holders of Series B Preferred Stock may exercise the Put any time after the second anniversary of the Issue Date (the "Exercise Period"). Any holder of Series B Preferred Stock may exercise the Put during the Exercise Period by delivery of a written notice to the Corporation specifying the number of Series B Preferred Stock as to which the Put is being exercised, together with delivery of one or more certificates representing the number of Series B shares as to which the Put is being exercised, duly endorsed in blank by the holders of Series B Preferred Stock or having attached thereto a stock power duly executed by the holder of Series B Preferred Stock in proper form for transfer.

          7.3 Payment and Delivery of Series B Preferred Stock. The Corporation shall, within twenty (20) calendar days of the receipt of notice from a holder of Series B Preferred Stock of its exercise of the Put, pay to such holder of Series B Preferred Stock in cash or by check, the Redemption Value for each share of Series B Preferred Stock as to which such holder of Series B Preferred Stock has exercised the Put. Any residual Series B shares represented by the certificates surrendered but not included within the Put will be issued in the name of the holder by the Corporation.

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                              KEY TECHNOLOGY, INC.

                  EXHIBIT 2.5B TO AGREEMENT AND PLAN OF MERGER

                               CUSIP ____________


     This certifies that __________________________, the registered holder (the "Holder") is entitled to purchase from Key Technology, Inc., an Oregon corporation (the "Company"), _______ fully paid and nonassessable shares of the Company's Common Stock, subject to adjustment as provided herein, at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on _____________, 2005, such date being referred to herein as the "Expiration Date," upon surrender to the Company's Transfer Agent (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment of the purchase price for the number of shares for which this Warrant is being exercised times a per-share purchase price of $15.00 per share (referred to herein as the stock purchase price). The per-share stock purchase price and the number of shares purchasable hereunder are subject to adjustment as provided herein.

     This Warrant is subject to the following terms and conditions:

     1. Exercise; Issuance of Certificates; Payment for Shares.

          1.1 This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock which may be purchased hereunder. Shares of Common Stock purchased under this Warrant shall be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, together with the completed Form of Subscription attached hereto and payment for such shares. Certificates for the shares of Common Stock so purchased shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after this Warrant has been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

          1.2 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the stock purchase price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

         Where X = the number of shares of Common Stock to be issued to the Holder

               Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation)

               A = the fair market value of one share of the Company's Common Stock, as applicable (at the date of such calculation)

               B = stock purchase price (as adjusted to the date of such calculation)

     For purposes of this Warrant, including the above calculation, fair market value of one share of Common Stock shall be the closing price on Nasdaq on the date that this Warrant is surrendered for exercise.

     2. Shares to be Fully Paid; Reservation of Shares.

     The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, a sufficient number of shares of authorized but unissued Common Stock will be reserved to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Company's Common Stock or this Warrant may be listed.

     3. Adjustment of Stock Purchase Price and Number of Shares.

     In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares, the stock purchase price in effect immediately prior to such subdivisions hall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the stock purchase price in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the stock purchase price, the Holder of this Warrant shall thereafter be entitled to purchase, at the stock purchase price resulting from such adjustment, the number of shares obtained by multiplying the stock purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the stock purchase price resulting from such adjustment.

     Upon any adjustment of the stock purchase price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's President or Chief Financial Officer and shall state the stock purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     4. Notice of Certain Events.

          If at any time:

               (a) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

               (b) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then, in any one or more of said cases, the Company shall give, by first-class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least 10 days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which a shareholder shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which shareholders shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up, conversion or public offering, as the case may be.

     5. No Voting or Dividend Rights.

     Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

     6. Fractional Shares.

     No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then fair market value per share.

     7. Right of Redemption.

     The Holder shall at all times prior to the Expiration Date and except to the extent exercised have the right to require the Company to redeem this Warrant for cash at a price equal to $10.00 for each whole share of Company Common Stock that may be purchased under this Warrant. Upon any surrender for redemption, any fractional share interests represented by this Warrant will be redeemed for cash. To exercise this right of redemption, the Holder shall surrender this Warrant, properly endorsed, to the Company's Transfer Agent, together with the completed form of Redemption Notice attached hereto.

     8. Warrant Agreement.

     This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of ____________, 2000 (the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized, this ___ day of ___________, 2000.


                           KEY TECHNOLOGY, INC.



                           By _______________________
                               Thomas C. Madsen
                               President

                              FORM OF SUBSCRIPTION
                  (To be Signed Only Upon Exercise of Warrant)


TO:   Key Technology, Inc.

     The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ (________)1 shares of the common Stock of Key Technology, Inc. (the "Company") and herewith (check applicable box):

               /_/  makes payment of ____________________ Dollars ($___________)
                    therefor; or

               /_/ surrenders the Warrant pursuant to the net exercise provisions contained therein

               /_/ and requests that the certificates for such shares be issued in the name of and delivered to:

                           ----------------------------

                           ----------------------------

                           ----------------------------

     The undersigned represents that it is acquiring such stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

     DATED: ______________________.



                                     -------------------------------------------
                                     (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)





----------------------------
1 Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional shares of Common Stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


     Key Technology, Inc. ("Parent"), KTC Acquisition Corp. ("Sub") and Advanced Machine Vision Corporation ("Company") entered into an Agreement and Plan of Merger effective February 29, 2000. The parties hereby enter into this Amendment No. 1 as of February 25, 2000 to provide for the following additions and modifications to the Merger Agreement:

     1. Insurance Coverage.

     Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the last annual premiums paid prior to the date hereof but in such case shall purchase as much coverage as possible for such amount.

     2. Increase in Board of Directors.

     Within 30 days of the Effective Date, or the date that Key acquires a majority of the outstanding Common Stock of AMVC if such event occurs prior to the Effective Date, Key's Board of Directors will create a vacancy by expanding the size of the Board of Directors by one member and will fill that vacancy by the appointment of a nominee designated by AMVC's Board of Directors who is acceptable to Key's chief executive officer.

     3. Amendment of Section 7.1.

     Section 7.1 of the Merger Agreement is restated in its entirety to read as follows:

          7.1 Representations and Warranties True at the Effective Time. Each of the Company's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement, and the representations and warranties contained in Sections 3.2, 3.3, 3.11, 3.14 (to the extent of any Proceeding under Section 3.14(a)(ii) or any Proceeding under Section 3.14(a)(i), excluding matters set forth in the Disclosure Letter, that may result in an uninsured loss in excess of $2 million), 3.24 and 3.25 must be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, without giving effect to any supplement to the Disclosure Letter, and the Company shall have delivered to Parent a certificate to such effect signed by the Chief Executive Officer of the Company."

     4. Construction.

     This Amendment is part of the Merger Agreement, and is governed by the general terms and conditions thereof.

                                    KEY TECHNOLOGY, INC.


                                    By _______________________________
                                        Thomas C. Madsen
                                        President


                                    KTC ACQUISITION CORP.


                                    By _______________________________
                                        Thomas C. Madsen
                                        President



                                    ADVANCED MACHINE VISION CORPORATION


                                    By _______________________________
                                        William J. Young
                                        President